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                                                                     EXHIBIT 5.1


                  [LETTERHEAD OF VINSON & ELKINS APPEARS HERE]


                                February 5, 2001




Newfield Exploration Company
363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060

Ladies and Gentlemen:

     We have acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 2,250,000 shares of common stock, par value $.01 per share ( "Common Stock") issued or to be issued pursuant to the Newfield Exploration Company 2000 Stock Omnibus Stock Plan (the "Omnibus Plan"), the Newfield Exploration Company 2000 Non-Employee Director Restricted Stock Plan (the "Non-Employee Director Plan") and the Newfield Exploration Company 2001 Employee Stock Purchase Plan (the "ESPP" and, together with the Omnibus Plan and the Non-Employee Director Plan, the "Plans"). The shares of Common Stock of the Company that are to be issued pursuant to any of the Plans are referred to herein as the "Shares."

     In connection with the foregoing, we have examined or are familiar with the certificate of incorporation of the Company and the bylaws, in each case, as amended to the date hereof, of the Company, the corporate proceedings with respect to the authorization and approval of the Plans, the Form S-8 Registration Statement filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the provisions of one of the Plans, will be validly issued and fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and the State of Texas and to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                              Very truly yours,

                              /s/ Vinson & Elkins L.L.P.